UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2018

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

The Acquisition

On October 29, 2018 (the “Closing Date”), Centric Brands Inc., a Delaware corporation (f/k/a Differential Brands Group Inc., the “Company”), completed its acquisition (the “Acquisition”) of a significant part of Global Brands Group Holding Limited’s (“GBG”) and its subsidiaries’ North American business, including the wholesale, retail and e-commerce operations, comprising all of their North American kids business, all of their North American accessories business and a majority of their West Coast and Canadian fashion businesses (collectively, the “Business”) for approximately $1.21 billion in cash. The Company completed the Acquisition pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of June 27, 2018, by and among the Company, GBG and GBG USA Inc., a wholly owned subsidiary of GBG (“GBG USA”), filed as Exhibit 2.1 to the Company’s Form 8-K dated June 27, 2018 and filed on July 3, 2018, as amended by the Omnibus Closing Letter Agreement, dated as of the Closing Date, by and among the Company, GBG and GBG USA (the “Omnibus Agreement”).

The consideration paid by the Company for the Acquisition was funded with proceeds from borrowings under the Credit Agreements (as defined below), the issuance of the Convertible Notes (as defined below) and the Private Placement (as defined below).

Credit Agreements

On the Closing Date, the Company and certain of its subsidiaries entered into a (i) first lien credit agreement with Ares Capital Corporation (“Ares”), as administrative agent, ACF FinCo I LP, as collateral agent, and certain other lenders party thereto (the “First Lien Credit Agreement”) and (ii) second lien credit agreement with U.S. Bank National Association, as administrative agent and collateral agent, and certain lenders party thereto (the “Second Lien Credit Agreement, and together with the First Lien Credit Agreement, collectively, the “Credit Agreements”).

The amount available to be drawn under the Revolving Facility will be based on the borrowing base values attributed to eligible inventory. The First Lien Credit Agreement provides for a senior secured asset based revolving credit facility with commitments in an aggregate principal amount of $150 million, which matures four and a half years from the Closing Date (the “Revolving Facility”) and a senior secured term loan credit facility in an aggregate principal amount of $645 million, which matures five years from the Closing Date (“the “First Lien Term Loan Facility”, and together with the Revolving Facility, collectively, the “First Lien Facilities”). The Second Lien Credit Agreement provides for a second lien term loan facility in an aggregate principal amount of $668 million, which matures six years from the Closing Date (the “Second Lien Term Loan Facility”, and together with the First Lien Term Loan Facility, collectively, the “Term Loan Facilities”).

The obligations under the Credit Agreements are guaranteed by certain domestic subsidiaries of the Company (the “Guarantors”) and are secured by substantially all assets of the Company and its domestic subsidiaries.

There are no scheduled periodic payments under the Revolving Facility or the Second Lien Term Loan Facility.  The First Lien Term Loan Facility will be subject to quarterly payments of principal as follows: (i) 0.25% of the initial principal amount for each of the fiscal quarters ending March 31, 2019 and June 30, 2019; (ii) 0.625% of the initial principal amount for each of the fiscal quarters ending September 30, 2019 and December 31, 2019; and (iii) 1.25% of the initial principal amount or each fiscal quarter thereafter, with the balance payable at maturity.

The Term Facilities include mandatory prepayments customary for credit facilities of their nature, including: (i) 100% of the net cash proceeds from issuances of debt that are not permitted and certain equity issuances; (ii) 100% of the net cash proceeds from certain non-ordinary course asset sales and certain insurance proceeds and condemnation recoveries, subject to customary exceptions and reinvestment rights; (iii) 100% of the net cash proceeds from certain extraordinary receipts; (iv) 100% of the net cash proceeds received pursuant to the Purchase Agreement, subject to customary exceptions and (v) a variable percentage of excess cash flow of 50%, 25% or 0% depending on the Company’s first lien leverage ratio. Subject to certain exceptions, prepayments of loans under the First Lien Term Loan Facility and permanent reductions of the commitments under the Revolving Facility, in each case, are subject to a prepayment premium of (i) 3.00% during the first year after the Closing Date, (ii) 2.00% during the second year after the Closing Date and (ii) 1.00% during the third year after the Closing Date, plus, if applicable, customary “breakage” costs with respect to LIBOR rate loans.  Subject to certain exceptions, prepayments of loans under the Second Lien Term Loan Facility are subject to a prepayment premium of (i) with respect to the first $175 million of aggregate prepayments (the “Initial Prepayment Amount”), (a) 3.00% during the first year after the Closing Date, (b) 2.00% during the second year after the Closing Date and (c) 1.00% during the third year after the Closing Date and (ii) with respect to any amount in excess of the Initial Prepayment Amount, (a) subject to certain exceptions, a customary make-whole amount during the first or second year after the Closing Date, (b) 4.00% during the third year after the Closing Date, (c) 2.00% during the fourth year after the Closing Date and (d) 1.00% during the fifth year after the Closing Date.

The annual interest rates under the Credit Agreements are as follows:

•	For the Revolving Credit Facility: the lender’s alternate base rate (“ABR”) (with a 1.00% floor) plus 4.50% for base rate loans and adjusted LIBOR (with a 0% floor) plus 5.50% for LIBOR rate loans.
•	For the First Lien Term Facility: ABR (with a 2.50% floor) plus 5.00% for base rate loans or adjusted LIBOR (with a 1.50% floor) plus 6.00% for LIBOR Rate Loans, with two 0.25% step downs upon achieving and maintaining a first lien leverage ratio equal to or less than 2.75 to 1.00 and 2.25 to 1.00, respectively.
•	For the Second Lien Facility: ABR (with a 2.50% floor) plus 6.00% for base rate loans or adjusted LIBOR (with a floor of 1.50%) plus 7.00%, plus 2.75% payment-in-kind interest (“PIK”) from the Closing Date until December 31, 2019, and ABR (with a 2.50% floor) plus 7.00% for base rate loans or adjusted LIBOR (with a 1.50% floor) plus 8.00%, plus 1.25% PIK thereafter (subject to certain adjustments and compliance with certain leverage ratios).

The Credit Agreements contain customary representations and warranties, events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness, create or permit liens on assets, engage in mergers or consolidations, dispose of assets, make prepayments of certain indebtedness, pay certain dividends and other restricted payments, make investments, and engage in transactions with affiliates.  The Credit Agreements require the Company to comply with financial maintenance covenants to be tested quarterly (beginning with the fiscal quarter ending March 31, 2019), consisting of a maximum net first lien leverage ratio, a maximum net total leverage ratio and a minimum fixed charge coverage ratio.

The description of the Credit Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed herewith as Exhibits 10.1 to 10.6, respectively, and incorporated herein by reference.

The Receivables Facility

On the Closing Date, the Company entered into a three-year trade receivables securitization facility (the “Receivables Facility”) pursuant to (i) a Purchase and Sale Agreement (“PSA”), among certain subsidiaries of the Company, as “Originators,” and Spring Funding, LLC (“Spring”), a wholly owned, bankruptcy-remote special purpose subsidiary of the Company, as Buyer and (ii) a Receivables Purchase Agreement (the “RPA”) among Spring, as Seller, the Company, as initial Servicer, certain purchasers party thereto (the “Purchasers”), PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent.  Other subsidiaries of the Company may later enter into the Receivables Facility. At the end of the initial three year term, the Purchasers may elect to renew their commitments under the RPA.

Under the terms of the PSA, the Originators sell or contribute certain of their trade accounts receivable, related collections and security interests (the “Receivables”) to Spring on a revolving basis. Under the terms of the RPA, Spring sells to the Purchasers an undivided ownership interest in the Receivables for up to $450 million in cash proceeds. The proceeds from the Purchasers’ investment are used to finance Spring’s purchase of the Receivables from the Originators.  Spring may also use the proceeds from a subordinated loan made by the Originators to Spring to finance purchases of the Receivables from the Originators.  Rather than remitting to the Purchasers the amount received upon payment of the Receivables, Spring reinvests such Receivables payments to purchase additional Receivables from the Originators through the term of the agreement, subject to the Originators generating sufficient eligible Receivables to sell to Spring in replacement of collected balances.  Advances under the RPA will accrue interest based on a variable rate plus a margin.

The description of the PSA and the RPA set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed herewith as Exhibits 10.7 and Exhibit 10.8 and incorporated herein by reference.

The Convertible Notes

On the Closing Date, the Company issued convertible promissory notes (the “Convertible Notes”) in an aggregate principal amount of $25.0 million to funds managed by GSO Capital Partners LP (“GSO”) and funds managed by Blackstone Tactical Opportunities Advisors L.L.C. (“BTO”). The Convertible Notes will convert at the holder’s option beginning on or after October 29, 2019 until the earlier to occur of (x) repayment in full of all principal and interest outstanding under the Second Lien Credit Agreement and (y) October 29, 2024 (such earlier date, the “Maturity Date”), into shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) at a conversion price of $8.00 per share, subject to adjustment as described therein.  The Convertible Notes shall not initially bear interest. From and after April 29, 2019, the Convertible Notes shall bear interest at the rate of 12.0% per annum. From and after October 29, 2019, the Convertible Notes shall bear interest at the rate of 16.0% per annum. Interest payments are due each January 31, April 30, July 31, and October 31. To the extent that the Company is unable to pay cash interest on the Convertible Notes on an interest payment date because of restrictions in the Credit Agreements or other debt agreements of the Company, an amount equal to the unpaid interest then due shall be added to the principal amount of the Convertible Notes.

From and after the Closing Date until October 29, 2019, upon consummation of any sales of Common Stock by the Company for cash, the Company may, on at least ten (10) days’ prior written notice to the holder of a Convertible Note, prepay such Convertible Note in whole but not in part solely with the net proceeds of such sale of Common Stock in an amount equal to the greater of (x) the principal amount of such Convertible Note, together with accrued interest through and including the date of prepayment, or (y) the value equal to (i) the number of shares of Common Stock that would be received upon conversion of such Convertible Note on the repayment date multiplied by the market value of the Common Stock as of such date, plus (ii) any accrued but unpaid interest that has not been added to the principal amount of such Convertible Note on the date of such prepayment (such greater amount, the “Prepayment Amount”). Also, the Convertible Notes shall be prepayable in whole but not in part at the Prepayment Amount: (A) from October 29, 2019 through October 29, 2021 only upon a change in control or a liquidation of the Company, or (B) from October 29, 2021 until the Maturity Date, in each case on at least ten (10) days’ prior written notice to the holder.

Also, on the Closing Date, the Company and the Guarantors entered into a Subordinated Convertible Promissory Notes Guaranty Agreement (the “Convertible Notes Guaranty Agreement”) pursuant to which those subsidiaries agreed to guarantee the obligations due under the Convertible Notes.

The description of the Convertible Notes and the Convertible Notes Guaranty Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Convertible Note and the Convertible Notes Guaranty Agreement filed herewith as Exhibits 4.1 and 4.2 and incorporated herein by reference.

The Private Placement

On the Closing Date, the Company completed a private placement (the “Private Sale”) of 10,000,000 shares of Common Stock to certain members of management and to affiliates of Ares and funds managed by GSO and funds managed by BTO at $8.00 per share for total consideration of $80.0 million in cash. Additionally, in connection with and in consideration of funds managed by GSO and funds managed by BTO entering into the Second Lien Term Facility and providing loans to the Company thereunder, the Company issued to funds managed by GSO and funds managed by BTO 23,094,501 shares of Common Stock for no additional consideration in a private placement (together, with the Private Sale, the “Private Placement”). The shares of Common Stock issued in the Private Placement and the Convertible Notes were issued pursuant to subscription agreements by and between the Company and the applicable subscribers, forms of which are attached hereto as Exhibits 10.9, 10.10 and 10.11, and the foregoing description of the Private Placement is qualified in its entirety by reference to the complete text of such agreements.

Stockholder Agreement

On the Closing Date, TCP Denim, LLC, Tengram Capital Partners Fund II, L.P., Tengram Capital Partners Gen2 Fund, L.P., Tengram Capital Associates, LLC and RG II Blocker, LLC (collectively, with TCP Denim, LLC, Tengram Capital Partners Fund II, L.P., Tengram Capital Partners Gen2 Fund, L.P. and Tengram Capital Associates, LLC, the “Tengram Stockholders”) entered into a stockholder agreement (the “Stockholder Agreement”) by and among the Tengram Stockholders, the Company, GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) – NQ – ESC L.P. (collectively, with GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P. and BTO Legend Holdings L.P., the “GSO Stockholders”, and, together with the Tengram Stockholders, the “Stockholders”). The Stockholder Agreement contains a number of agreements and restrictions with respect to securities of the Company held by the Stockholders and obligations of the Company.

Pursuant to the Stockholder Agreement, the Board of Directors of the Company (the “Board”) shall have 8 members. For so long as the Tengram Stockholders beneficially own (i) at least 50% of the outstanding shares of Common Stock of the Company on a fully diluted basis held by the Tengram Stockholders as of October 29, 2018, the Tengram Stockholders may nominate two directors to the Board; and (ii) at least 5% of the outstanding shares of Common Stock of the Company on a fully diluted basis held by the Tengram Stockholders as of October 29, 2018, the Tengram Stockholders may nominate one director to the Board. The Tengram Stockholders appointed directors are Mr. Eby and Mr. Sweedler (collectively, with their respective successors and replacements, the “Tengram Directors”). Similarly, for so long as the GSO Stockholders beneficially own (i) at least 50% of the outstanding shares of Common Stock of the Company on a fully diluted basis held by the GSO Stockholders as of October 29, 2018, GSO (on behalf of the GSO Stockholders) may nominate two directors to the Board; and (ii) at least 5% of the outstanding shares of Common Stock of the Company on a fully diluted basis held by the GSO Stockholders as of October 29, 2018, GSO (on behalf of the GSO Stockholders) may nominate one director to the Board. The GSO appointed directors are Randall Kessler and Robert Petrini (collectively, with their respective successors and replacements, the “GSO Directors”). The Stockholders also agreed to cause the removal of the GSO Directors upon the request of GSO and the Tengram Directors upon the request of the Tengram Stockholders. Upon the written request of the Tengram Stockholders to GSO or GSO to the Tengram Stockholders, respectively, to remove an independent director of the Company, the Stockholders shall use their best efforts to cause such independent director to be removed as a director of the Company.

Subject to the qualifications discussed below, the nominating and corporate governance committee of the Board (the “Nominating Committee”) shall consist of one member appointed by the Tengram Stockholders, one member appointed by GSO (on behalf of the GSO Stockholders), and one independent director. For so long as the Tengram Stockholders beneficially own at least 5% of the outstanding shares of Common Stock of the Company on a fully diluted basis held by the Tengram Stockholders as of October 29, 2018, the Tengram Stockholders may nominate one member of the Nominating Committee. For so long as the GSO Stockholders beneficially own at least 5% of the outstanding shares of Common Stock of the Company on a fully diluted basis held by the GSO Stockholders as of October 29, 2018, GSO (on behalf of the GSO Stockholders) may nominate one member of the Nominating Committee.

The Stockholders agreed that they will not support the election of any independent director unless that individual is mutually acceptable to the Tengram Stockholders and the GSO Stockholders and to support the election of the chief executive officer of the Company to the Board.

The Stockholders agreed that, prior to the “Restriction Expiration Time,” which is defined as the earliest to occur of October 29, 2020, the date of a change of control of the Company and otherwise by agreement between the Company and the Stockholders, subject to certain limited exceptions described therein, the Stockholders may not transfer their shares of Common Stock or securities convertible into Common Stock (the “Restriction Shares”) or enter into voting arrangement or grant a proxy on their Restriction Shares other than in accordance with the Stockholder Agreement.

The Tengram Stockholders also granted each of Ares Capital Corporation and HPS Investment Partners, LLC a lockup on the Tengram Stockholders’ holdings of Common Stock prior to the Restriction Expiration Time, subject to certain limited exceptions described therein.

The Stockholders agreed to grant the other Stockholders a binding right of first offer on the sale of their holdings of Common Stock until October 29, 2020 (subject to certain limited exceptions). Also, the Stockholders agreed to give the Company prior written notice of the transfer of Restricted Securities prior to certain transfers of such Restricted Securities.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.12.

Registration Rights Agreements

On the Closing Date, the Company entered into a registration rights agreement with the GSO Stockholders (the “GSO RRA”). Also on the Closing Date, the Company entered into a registration rights agreement with Ares and its certain of its affiliates (the “Ares RRA”, and, together with the GSO RRA, the “RRAs”). Pursuant to the RRAs, and subject to the limitations described therein, the Company will provide certain demand and piggy back registration rights with respect to shares of Common Stock (or securities convertible into Common Stock) held by the GSO Stockholders and by Ares and its affiliates who hold securities of the Company.

On January 28, 2016, the Company entered into a registration rights agreement (the “Tengram Registration Rights Agreement”) with the TCP Denim, LLC, a Delaware limited liability company, and certain of its affiliates, and certain other investors. Pursuant to the Tengram Registration Rights Agreement, and subject to the limitations described therein, the Company will provide certain demand and piggy back registration rights with respect to shares of Common Stock issued to the parties to the Tengram Registration Rights Agreement in connection with the Common Stock issued upon the Conversion (as defined below). In connection with the transactions described above and in order to effect the Private Placement, the Company entered into an amendment (the “RRA Amendment”) to the Tengram Registration Rights Agreement on the Closing Date.

Additionally, pursuant to Jason Rabin’s subscription agreement with the Company to purchase Common Stock in the Private Placement, dated as of October 29, 2018, the Company agreed to provide certain piggy back registration rights with respect to shares of Common Stock (or securities convertible into Common Stock) held by Mr. Rabin.

The foregoing description of Jason Rabin’s subscription agreement, the RRAs, the RRA Amendment and the Tengram RRA (collectively, the “Registration Rights Agreements”) do not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements (or the form of such agreement), which are attached hereto as Exhibits 10.9, 10.13, 10.14, 10.15 and 10.16.

The Conversion

On the Closing Date, the fifty thousand (50,000) shares of the Company’s 10% Series A Convertible Preferred Stock, $0.10 par value (the “Series A Preferred Stock”) held by TCP Denim, LLC converted into 5,852,142 newly issued shares of Common Stock in accordance with the terms of the Series A Preferred Stock (the “Series A Conversion”). Additionally, the 4,587,964 shares of the Company’s 10% Series A-1 Convertible Preferred Stock, $0.10 par value (the “Series A-1 Preferred Stock”) held by Tengram Capital Partners Fund II, L.P. converted into 4,951,177 newly issued shares of Common Stock in accordance with the terms of the Series A-1 Preferred Stock (the “Series A-1 Conversion” and, together with the Series A Conversion, the “Conversion”). The Conversion was for no consideration and after the Conversion, the Company does not have any shares of preferred stock outstanding.

Jason Rabin Employment Agreement and Inducement Grant

On the Closing Date, the Company entered into an employment agreement with Jason Rabin in connection with the Company’s employment of Mr. Rabin as its Chief Executive Officer (the “Rabin Agreement”). The Rabin Agreement provides that Mr. Rabin will be employed for a term beginning on the Closing Date and ending December 31, 2021, subject to earlier termination or extension as specified in the employment agreement (such term of employment, the “Term”). The Rabin Agreement provides for Mr. Rabin to receive an annual base salary of not less than $1,275,000 per year (to be prorated for any partial calendar year of employment) and for certain other benefits consistent with those provided to other senior executives of the Company. The Rabin Agreement provides that for each year during the Term (prorated for 2018), Mr. Rabin will be entitled to the use of a Company car, a clothing allowance, reimbursement for fees and expenses for tax and financial planning, legal and accounting, and reimbursement of membership fees and dues up to $200,000. In addition, Mr. Rabin is eligible to receive an annual cash bonus of up to 300% of his annual base salary, subject to the achievement of the applicable performance goals (the “EBITDA Bonus”), and an annual cash bonus up to $4,000,000 in the aggregate over the Term, subject to the achievement of the applicable performance goals (the “Leverage-Based Bonus”). The Rabin Agreement provides that Mr. Rabin will purchase from the Company 3,125,000 shares of Common Stock at a price of $8 per share.

The Rabin Agreement provides for an inducement grant of 4,100,000 restricted stock units (the “RSUs”) with respect to the Common Stock and 500,000 performance stock units (the “PSUs”) with respect to the Common Stock (the “Inducement Grant”). The Inducement Grant was made as an inducement award and was not granted under the Company’s 2016 Stock Incentive Compensation Plan (the “2016 Plan”), but is subject to the same terms and conditions as provided in the 2016 Plan.

Thirty percent (30%) of the RSUs will vest on December 31, 2019, thirty percent (30%) will vest on December 31, 2020, and the remaining forty (40%) percent will vest on December 31 2021, subject to Mr. Rabin’s continued employment with the Company through the applicable vesting date; provided, if Mr. Rabin’s employment is terminated by the Company without “cause” (and not due to his death or disability) or by him for “good reason” (each such term as defined in the Rabin Agreement), then any unvested portion of the RSUs will accelerate and become fully vested on the date of termination. Any vested RSUs will be settled through the issuance of Common Stock.

Thirty-three and a third percent (33.33%) of the PSUs will vest on each of December 31, 2019, 2020 and 2021. The PSUs will vest based on the Company’s selling, general and administrative (SG&A) expenses being below a certain target amount for each fiscal year in which the PSUs are scheduled to vest, in all events, subject to Mr. Rabin’s continued employment with the Company; provided that, if Mr. Rabin’s employment is terminated by the Company without “cause” (and not due to his death or disability) or by him for “good reason” (each such term as defined in the Rabin Agreement) then any unvested portion of the PSUs with respect to periods not yet ending before the date of termination will become fully vested on the date of termination. Any vested PSUs will be settled through the issuance of Common Stock.

In the event of the termination of Mr. Rabin’s employment due to his death or disability, any unvested RSUs that would have vested within one (1) year from the date of termination of the employment agreement will vest upon the date of termination, and any remaining unvested RSUs and PSUs will be forfeited immediately for no consideration. Upon a change in control of the Company, all of Mr. Rabin’s unvested RSUs will vest immediately.

Upon a termination of Mr. Rabin’s employment without cause or a resignation by Mr. Rabin for good reason (as such terms are defined in the Rabin Agreement), in addition to acceleration of the RSUs and PSUs as described above, the Company will provide Mr. Rabin with (i) an amount equal to two times Mr. Rabin’s base salary, which will be payable pursuant to the Company’s standard payroll procedures for twenty-four months; (ii) any annual bonus earned but unpaid for a prior year, payable in full in a lump sum payment; (iii) a pro-rata portion of the EBITDA Bonus for the fiscal year in which Executive’s termination occurs based on actual results for such year, payable at the time the EBITDA Bonus would have been paid if Executive’s employment had not terminated; (iv) a Leverage-Based Bonus based on actual achievement as of December 31st of the year of termination of employment, payable at the time the Leverage-Based Bonus would have been paid if Executive’s employment had not terminated; (v) the full cost of COBRA continuation coverage for Mr. Rabin and his eligible dependents until the earlier of (a) when Mr. Rabin becomes eligible for coverage under another employer’s health plan, or (b) twenty-four (24) months following the date of termination of Mr. Rabin’s employment.

The Rabin Agreement provides for a perpetual confidentiality covenant, a 12-month post-employment non-compete and a 12-month post-employment employee non-solicit.

This brief description of the material terms of the Employment Agreement and the Inducement Grant is qualified in its entirety by reference to the provisions of the agreement and exhibits thereto attached to this report as Exhibit 10.17, which is incorporated by reference herein.

Buckley Separation Agreement

On June 28, 2018, the Company announced it determined not to extend its employment agreement, dated as of January 28, 2016 (the “Buckley Agreement”), with Michael Buckley, the Company’s Chief Executive Officer and a member of the Board, beyond its current term expiring on December 31, 2018 and, in accordance with the terms of the Buckley Agreement, delivered a notice of non-renewal to Mr. Buckley. On the Closing Date, the Company entered into a separation and release agreement with Michael Buckley (the “Separation Agreement”), pursuant to which Mr. Buckley resigned as a director of the Company and from all positions with the Company and any of its subsidiaries effective as of the Closing Date. Pursuant to the Separation Agreement, Mr. Buckley received (i) continuation of his base salary due under the Buckley Agreement through December 31, 2018, (ii) a lump sum cash payment of $200,000 to be paid as soon as practicable following the Closing Date, (iii) full payment towards the cost of COBRA continuation coverage for himself and any covered dependents for 18 months following the Closing Date (unless he becomes eligible to receive substantially similar coverage from another employer), (iv) accelerated vesting of 144,588 restricted stock units and (v) accelerated vesting of 150,000 performance stock units. The resignation of Mr. Buckley from the Company and the Board did not result from any disagreement relating to the Company’s operations, policies or practices.

The foregoing description of the Buckley Agreement and the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, which are attached hereto as Exhibits 10.18 and 10.19 and incorporated herein by reference.

Management Incentive Plan

On the Closing Date, the Company entered into a letter agreement with the GSO Stockholders (the “MIP Letter”). Under the MIP Letter, the Company agreed to create a new stock incentive compensation plan for the amount of 1,776,500 shares of Common Stock (the “MIP Plan”), which will be allocated by a Special Committee of the Board in accordance with the Stockholder Agreement (such shares of Common Stock, the “Special Equity Allocation Pool”), and to submit the MIP Plan for a vote of the holders of Common Stock of the Company within ninety (90) days of the Closing Date. In the event the MIP Plan is not approved and implemented within ninety (90) days of the Closing Date, or that any shares of the Special Equity Allocation Pool are not awarded within 180 days following the Closing Date, or any awards under the MIP Plan are forfeited by the awardees at any time, the equivalent amount of shares of Common Stock of the Company shall be delivered to the GSO Stockholders pursuant to the terms of the MIP Letter.

The foregoing description of the MIP Plan and the MIP Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.20 and incorporated herein by reference.

Incorporation by Reference

Item 1.01 of the Company’s Current Report on Form 8-K dated June 27, 2018 and filed on July 3, 2018 is incorporated herein by reference, to the extent not inconsistent with or superseded by the description contained herein. The foregoing description of the transactions or agreements included in this Item 1.01 does not purport to be a complete description of the terms and provisions of the agreements governing the transactions and is qualified in its entirety by reference to the agreements filed as Exhibits 2.1 to 2.2, 4.1 to 4.3 and Exhibits 10.1 to 10.20 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above related to Michael Buckley, the Buckley Agreement and the Separation Agreement is incorporated by reference in this Item 1.02.

On the Closing Date, in connection with the entry into the Credit Agreements, (i) the credit and security agreement between the Company and Wells Fargo Bank, National Association, as lender; and (ii) the credit and security agreement by and among the Company, TCW Asset Management Company, as agent, and the lenders party thereto, each dated as of January 28, 2016 and as amended, modified or restated to date, were terminated and all outstanding obligations thereunder were repaid.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above relating to the Credit Agreements, the Receivables Facility and the Convertible Notes is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The issuance of shares in the Private Placement, the Convertible Notes, the Conversion and the Inducement Grant were made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) thereof because such issuance does not involve a public offering. The securities contain a restrictive legend advising that the securities may not be offered for sale, sold, transferred or assigned without having first been registered under the Securities Act or pursuant to an exemption from the Securities Act.

Additionally, the information set forth in Item 1.01 above relating to the Private Placement, the Convertible Notes, the Conversion and the Inducement Grant is incorporated by reference in this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

On the Closing Date, the Company amended and restated its Specimen Certificate of Common Stock to reflect the issuance of a new CUSIP for the Common Stock and the Name Change (as defined below). A copy of the Specimen Certificate of Common Stock is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 1.01 above relating to the Stockholder Agreement, the Registration Rights Agreements and the Convertible Notes is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date, Michael Buckley, Andrew Tarshis and Kelly Hoffman resigned from the Board, Mr. Hoffman resigned from the audit committee of the Board (the “Audit Committee”), and Mr. Tarshis resigned from the compensation and stock option committee of the Board. The resignation of Messrs. Buckley, Tarshis and Hoffman from the Board did not result from any disagreement relating to the Company’s operations, policies or practices.

Additionally, the Board voted to increase the size of the Board from seven to eight directors, effective on the Closing Date. On the Closing Date, the Board appointed Glenn Krevlin, Randall Kessler, Robert Petrini and Jason Rabin as members of the Board. In connection therewith, Mr. Krevlin was also appointed to the Audit Committee. As noted above, Messrs. Kessler and Petrini were appointed to the Board pursuant to the Stockholder Agreement. Mr. Krevlin and Mr. Rabin were not appointed to the Board pursuant to any agreement or understanding. No compensation was awarded to any of the new directors in connection with their appointment to the Board or any committee thereof, however, consistent with historical practice, the Company may make equity grants or cash awards to non-employee directors in the future.

There are no related party transactions involving Mr. Krevlin that are reportable under Item 404(a) of Regulation S-K. Mr. Kessler and Mr. Petrini are each employees of GSO. On the Closing Date, the GSO Stockholders purchased the $25.0 million aggregate principal amount of the Convertible Notes, are the lenders of $668.0 million in aggregate principal amount under the Second Lien Credit Agreement described in Item 1.01 above, purchased 3,125,000 shares of Common Stock for a purchase price of $25.0 million, acquired an additional 23,094,501 shares of Common Stock in connection with providing the Second Lien Term Loan Facility, entered into the GSO RRA with the Company and entered into the Stockholder Agreement with the Company. Mr. Rabin purchased 3,125,000 shares of Common Stock of the Company for $25.0 million in the Private Placement. Additionally, the Company intends to enter into a consulting agreement with Mr. Rabin’s father, Arthur Rabin. Terms of that consulting agreement will be disclosed when available.

As noted above, Jason Rabin, age 48, was appointed Chief Executive Officer of the Company on the Closing Date. Mr. Rabin was previously the President, North America of GBG from November 2015 until October 2018. Prior to that position, he was Chief Merchandising Officer of GBG from 2014 to 2017 overseeing GBG’s merchandising strategy and global brand portfolio. Mr. Rabin was formerly President of LF Asia Limited and managed its fashion and home distribution business in Asia, and was President of Kids Headquarters, a children's and young men's apparel manufacturer. Mr. Rabin joined the Li & Fung Group in 2009 when Kids Headquarters was acquired by the Li & Fung Group. Mr. Rabin graduated from the University of Miami with a bachelor of business administration in 1992. Mr. Rabin received awards on behalf of Kids Headquarters from the children’s clothing industry, including the Supplier Performance Award by Retail Category, the Ernie Awards and the International Licensing Industry Merchandisers’ Association (LIMA) Licensing Excellence Award. In 2017, Mr. Rabin received the Business Visionary Award at the 21st Annual Accessories Council Excellence Awards ceremony.

Also, as noted above, Michael Buckley’s position as Chief Executive Officer was terminated pursuant to the Separation Agreement on the Closing Date. The information set forth in Item 1.01 above under the headings “Buckley Separation Agreement” and “Jason Rabin Employment Agreement and Inducement Grant” is incorporated by reference in this Item 5.02. A press release announcing the appointment of Mr. Rabin as the Chief Executive Officer of the Company and as a member of the Board, as well as the Inducement Grant to Mr. Rabin, was issued by the Company on November 2, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board approved an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended, to change the name of the Company to “Centric Brands Inc.” (the “Name Change”). On the Closing Date, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware and the name change became effective on that date.  No other changes were made to the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended, in connection with the name change.

A copy of the Certificate of Amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8-K with respect to the Acquisition within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Acquisition within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(b)(2) of Form 8-K.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of June 27, 2018, by and among Global Brands Group Holding Limited, GBG USA Inc. and Differential Brands Group Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 3, 2018).*

2.2	Omnibus Closing Letter Agreement, dated as of October 29, 2018, by and among Global Brands Group Holding Limited, GBG USA Inc. and Differential Brands Group Inc.*

3.1	Certificate of Amendment to the Company’s Certificate of Incorporation, dated October 29, 2018.

4.1	Form of Convertible Note.

4.2	Subordinated Convertible Promissory Notes Guaranty Agreement, dated as of October 29, 2018, by and among the Company and the Guarantors party thereto.

4.3	Specimen Common Stock Certificate of Centric Brands Inc.

10.1	First Lien Credit Agreement, dated as of October 29, 2018, by and among Differential Brands Group Inc., as borrower, the lenders party thereto, Ares Capital Corporation, as Joint Lead Arranger, Bookrunner and Administrative Agent, ACF Finco I LP, as revolving agent and collateral agent, and HPS Investment Partners, LLC, as Joint Lead Arranger, Bookrunner and Documentation Agent.*

10.2	First Lien Collateral Agreement, dated as of October 29, 2018, by and among ACF Finco I LP, as First Lien Collateral Agent, Differential Brands Group Inc. and certain of its subisidiaries.*

10.3	First Lien Guaranty Agreement, dated as of October 29, 2018, by and among Ares Capital Corporation, as Administrative Agent, Differential Brands Group Inc. and certain of its subisidiaries.*

10.4	Second Lien Credit Agreement, dated as of October 29, 2018, by and among Differential Brands Group Inc., as borrower, the lenders party thereto, and U.S. Bank National Association, as Administrative Agent and Collateral Agent.*

10.5	Second Lien Collateral Agreement, dated as of October 29, 2018, by and among U.S. Bank National Association, as Second Lien Collateral Agent, Differential Brands Group Inc. and certain of its subisidiaries.*

10.6	Second Lien Guaranty Agreement, dated as of October 29, 2018, by and among U.S. Bank National Association, as Administrative Agent, Differential Brands Group Inc. and certain of its subisidiaries.*

10.7	Receivables Purchase Agreement, dated as of October 29, 2018, by and among Spring Funding, LLC, as seller, the purchasers from time to time party thereto, PNC Bank, National Association, as Administrative Agent, Differential Brands Group Inc., as initial Servicer, and PNC Capital Markets LLC, as Structuring Agent.*

10.8	Purchase and Sale Agreement, dated as of October 29, 2018, among certain subsidiaries of Differential Brands Group Inc., as Originators, and Spring Funding, LLC, a wholly owned, bankruptcy-remote special purpose subsidiary of Differential Brands Group Inc., as Buyer

10.9	Form of Subscription Agreement for the Issuance of Common Stock.*

10.10	Form of Subscription Agreement for the Issuance of Common Stock and Convertible Notes to GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) – NQ – ESC L.P .*

10.11	Form of Subscription Agreement for the Issuance of Common Stock to GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) – NQ – ESC L.P .*

10.12	Stockholder Agreement by and among Differential Brands Group Inc., TCP Denim, LLC, Tengram Capital Partners Fund II, L.P., Tengram Capital Partners Gen2 Fund, L.P., Tengram Capital Associates, LLC, RG II Blocker, LLC, GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) – NQ – ESC L.P., dated as of October 29, 2018.

10.13	Registration Rights Agreement, dated as of October 29, 2018, by and among Differential Brands Group Inc. and GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) – NQ – ESC L.P.

10.14	Registration Rights Agreement, dated as of October 29, 2018, by and among Differential Brands Group Inc. and the investors party thereto.

10.15	Amendment No. 1 to Registration Rights Agreement, dated as of October 29, 2018, by and among Differential Brands Group Inc. and the consenting investors party thereto.

10.16	Registration Rights Agreement, dated as of January 28, 2016, by and among Differential Brands Group Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-K filed on January 29, 2016).

10.17	Employment Agreement, dated as of October 29, 2018, by and between Differential Brands Group Inc. and Jason Rabin.**

10.18	Employment Agreement, dated as of January 28, 2016, by and between Differential Brands Group Inc. and Michael Buckley (incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K filed on February 29, 2016).**

10.19	Separation Agreement, dated as of October 29, 2018, by and between Differential Brands Group Inc. and Michael Buckley.**

10.20	Letter Agreement dated October 29, 2018 by and among Differential Brands Group Inc., GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman) – NQ – ESC L.P.

99.1	Press Release dated November 2, 2018.

*         The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

**       Management contract and/or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: November 2, 2018	By:	/s/ Bob Ross
Name: Bob Ross
Title: Chief Financial Officer